Exhibit 99.1

Sharps Technology Inc. to Introduce New Specialized Prefillable Syringe Systems in 2023

High-Value specialized prefillable syringe systems to accelerate revenue growth in 2023 and beyond

Company to launch next generation specialty polymer-based syringe products for the healthcare market

NEW YORK, Jan 10, 2023 (GLOBE NEWSWIRE) — Sharps Technology, Inc. (the “Company”, “Sharps”) (NASDAQ: “STSS” and “STSSW”), an innovative medical device and drug delivery Company offering patented, best-in-class syringe products, announces the advancement of the Company’s specialized prefillible syringe (“PFS”) system product line, which will be manufactured in collaboration with Nephron Pharmaceuticals at the Inject EZ facility in West Columbia, South Carolina.

Braden Miller, Sharps Director of Product Management, commented, “Sharps has developed an alternative high-quality solution to glass syringes through the use of inert polymers such as Cyclic Olefin Polymer (COP) and Cyclic Olefin Copolymer (COC), which offers a high-quality solution compared to traditional glass syringe systems. These polymer syringes have many of the same characteristics as current pharmaceutical glass designs to support long term drug stability and increase shelf life for customers in the pharmaceutical segment. Polymer syringes can also be made into custom configurations, which can eliminate breakage, minimize dead space, reduce contamination, and support the development of custom devices including autoinjectors. The ability to produce these innovative products using advanced manufacturing techniques creates additional advantages in the areas of quality, performance and safety when compared to similar glass syringe products. We look forward to introducing this line of next generation products to the market.”

Sharps’ specialized product pipeline and market strategy will include a broad range of sizes, silicon free systems that address contamination issues for the broader healthcare market, dual chamber systems that improve drug shelf life while reducing unnecessary packaging, and customized solutions for systems that serve the growing autoinjector segment.

Sharps announced a manufacturing and research partnership with Nephron Pharmaceuticals in November 2022 that will support the manufacturing of the Company’s new innovative prefillable syringe systems, which will begin in the third quarter of 2023 in South Carolina. Initial demand will be supported by manufacturing capacity of 20+ million units, with additional capacities that can be scaled by 2025 with an additional 100 million units annually. Products will be manufactured utilizing state-of-the-art Injection molding technologies with highly automated assembly lines. The products will be sterilized using an ecofriendly clean sterilization option easily adaptable for the pharmaceutical market. Sharps’ PFS systems will utilize ISO Standard Nest and Tubs that will be compatible with existing fill-finish technologies to provide a drop-in solution for the industry.

Robert Hayes, Sharps Chief Executive Officer, commented: “Following years of research and development, Sharps is now in a position to commercialize and support the future of specialty syringe drug filling technology. The opportunity to advance our product and manufacturing strategy to include high value prefillable syringe products will significantly accelerate our revenue growth for 2023 and beyond. The launch of these products could not come at a better time to support a market that is in demand for products produced in the USA that provide specialized solutions for customers that need optionality for their drug filling operations. We look forward to providing updates as we commence manufacturing in South Carolina and introduce our new products to the market.”

Growing Transition from the Use of Old Bulk Syringes to New Innovative Prifillable Syringes:

Over the last 20 years, the pharmaceutical syringe operational model has shifted from the use of bulk syringes to prefillable syringes, increasing prefillables from 15% to 85%. By purchasing the prewashed and sterile systems in specialty nest and tub packaging, pharmaceutical operations can decrease their manufacturing footprint by about 50%. With new technologies in fill-finish equipment, syringe filling has become more accurate and faster in this smaller footprint. This is the reason why prefillable syringe systems are considered a high growth segment of the drug packaging market.

There has been a rapid increase in demand for these systems and with legacy drugs and including the COVID 19 vaccine moving into the more economical packaging of PFS. Lead times for the procurement of PFS systems continue to rise with pharmaceutical companies expected average lead times increasing to 12-24 months from their current suppliers. The most common PFS systems are designed with pharmaceutical glass barrels which require the use of a complex series of production, washing and preparation processes prior to sterilization. A diminishing workforce of the highly skilled operators needed to manufacture glass syringes only adds speculation to the growing lead times for customers. Even with significant advancements in statistical modeling for production, the glass forming world is still struggling to implement these key manufacturing principles today.

Sharps Technology’s solutions will support the future demand of specialty polymer-based syringe drug filling solutions, and its products should address the demand in the growing market for them.

About Sharps Technology

Sharps Technology is a medical device and pharmaceutical packaging company specializing in the development and manufacturing of innovative drug delivery systems. The company’s product lines focus on low waste and ultra-low waste syringe technologies that incorporate both passive and active safety features. These features protect front line healthcare workers from life-threatening needle stick injuries and protect the public from needle re-use. Sharps Technology has extensive expertise in specialized prefilled syringe systems and ready to use processing. The company has a manufacturing facility in Hungary and has partnered with Nephron Pharmaceuticals to expand its manufacturing capacity in the US. For additional information, please visit www.sharpstechnology.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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